Exhibit 3.4

                                                  Entity #
        DEAN HELLER                               C9020-2001
        Secretary of State                        Document Number:
        204 North Carson Street, Suite 1          20050466458-00
[LOGO]  Carson City, Nevada 89701-4299
        (775) 684 5708                            Date Filed:
        Website: secretaryofstate.biz             10/6/2005   3:48:39 PM
                                                  In the office of
                                                  /s/Dean Heller
                                                  Secretary of State
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Certificate of Withdrawal
to Certificate of Designation
for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))
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Important: Read attached instructions before completing form.

                                        ABOVE SPACE IS FOR OFFICE USE ONLY


                     Certificate of Withdrawal
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                   to Certificate of Designation
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                  for Nevada Profit Corporations
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                   (Pursuant to NRS 78.1955(6))



1. Name of corporation: Nortia Capital Partners, Inc.
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2.   Following   is  the  resolution  by  the  board  of  directors
authorizing   the   withdrawal   of  Certificate    of   Designation
establishing the classes or series of stock:

NOW,  THEREFORE,  BE   IT  RESOLVED, that  the   withdrawal  of  the
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Certificate of  Designations  establishing  the  Series A  Preferred
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Stock is hereby authorized; and RESOLVED FUTHER, that, to effect the
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withdrawal of the Certificate of Designation and  the elimination of
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the Series A Preferred Stock, the officers of  this corporation  are
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hereby authorized, empowered, and directed to file, or  cause  to be
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filed, a Certificate of  Withdrawal of  Certificate  of  Designation
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with  the  Secretary  of State  of  the  State of Nevada pursuant to
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Section 78.1955(6) of the Nevada General Corporation Law.
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3.  No shares of the class or series of stock being withdrawn  are outstanding.

4. Officer Signature: /s/Matthew T. Henninger
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                      Matthew T. Henninger, President and Secretary


Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.



SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.




                        Nevada Secretary of State AM 78.1955 Withdrawal 2003
                                                          Revised on 9/28/05